Exhibit 24.1

AVX CORPORATION

POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints Kurt Cummings, Michael Hufnagel, and Douglas Baskin, each of them signing singly, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 (the “Annual Report”) and (2) under the Securities Act of 1933, Registration Statements on Form S-8 or other appropriate Forms which incorporate by reference the Annual Report (each a "Registration Statement"), and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) the AVX Corporation Retirement Plan, (ii) the AVX Corporation 2004 Stock Option Plan, (iii) the AVX Corporation 2004 Non-Employee Director’s Stock Option Plan, (iv) the AVX Corporation Non-qualified Supplemental Retirement Plan, (v) the AVX Corporation 401(k), (vi) the AVX Corporation 2014 Stock Option Plan, (vii) the AVX Corporation 2014 Non-Employee Directors’ Stock Option Plan, and (viii) the AVX Corporation 2014 Restricted Stock Unit Plan, (ix) the AVX Greenville LLC 401(k) Plan, and (x) AVX Pension Plan for Bargaining Unit and Hourly Employees, and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or the Annual Report, including any amendments or supplements thereto, and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

In addition, to act in his name on his behalf to:

(a)execute for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of the Corporation, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(b)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form(s) with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

(c)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to or in the interest of undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be on such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all  intents and purposes as the

Exhibit 24.1

undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

SIGNATURE	TITLE	DATE

/s/ John Sarvis	Director	May 18, 2017
JOHN SARVIS

/s/ Tetsuo Kuba	Director	April 27, 2017
TETSUO KUBA

/s/ Goro Yamaguchi	Director	April 27, 2017
GORO YAMAGUCHI

/s/ Tatsumi Maeda	Director	April 27, 2017
TATSUMI MAEDA

/s/ Shoichi Aoki	Director	April 27, 2017
SHOICHI AOKI

Exhibit 24.1

/s/ Koichi Kano	Director	April 27, 2017
KOICHI KANO

/s/ Donald Christiansen	Director	April 24, 2017
DONALD CHRISTIANSEN

/s/ Joseph Stach	Director	April 23, 2017
JOSEPH STACH

/s/ David Decenzo	Director	April 23, 2017
DAVID DECENZO